UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 22, 2018

Longfin Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38192	81-5312393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16-017, 85 BROAD STREET, NEW YORK, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(917) 893-0995

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

15499311.2 229943-10001

Item 1.01	Entry into a Material Definitive Agreement.

Sale of Senior Convertible Notes and Warrants

On January 22, 2018, pursuant to a Securities Purchase Agreement (“SPA”) entered into by and an institutional investor (the “Investor”), Longfin Corp. (the “Company” or “Longfin”) agreed to sell and issue (1) (i) Senior Convertible Notes to the Investor in the aggregate principal amount of $52,700,000 (each, a “Note” and collectively, the “Notes”), consisting of a Series A Note in the principal amount of $ 10,095,941.18 (the “Series A Notes”), and (ii) a Series B Note in the principal amount of $ 42,604,058.82, and (2) a warrants to purchase 751,894 shares of Longfin Class A Common Stock, exercisable for a period of five years at an exercise price of $38.5493 per share (the “Investor Warrant”), for consideration consisting of (i) a cash payment of $5,000,000, and (ii) a secured promissory note payable by the Investor to Longfin (the “Investor Note”) in the principal amount of $42,604,058.82 (the “Investor Note Principal”) (collectively, the “Financing”). The Financing will be consummated pursuant to the exemption from registration provided by Rule 506(b) promulgated under the Securities Act.

The SPA contains customary representations and warranties of the Investor and the Company regarding the purchase and sale, respectively, of the Notes and Warrants. Under the SPA, the Company makes certain covenants including, but not limited to: (i) timely filing of its reports with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) provision of certain financial information to the Buyers, (iii) maintaining the listing of the shares of Class A Common Stock on an eligible market. In addition, for as long as any Notes or Warrants remain outstanding, the Company will not enter into or affect certain types of public offerings or private placements of equity securities (“Subsequent Placements”) if such Subsequent Placement would cause the Company to be required to issue upon conversion of any Notes or exercise of any Warrant any shares of Class A Common Stock in excess of that number of shares of Common Stock which the Company may issue upon such conversion without breaching the Company’s obligations under the rules or regulations of the principal market upon which the Common Stock is then traded and, until the Notes and all notes issued pursuant to the terms of the SPA are no longer outstanding, the Company will not effect any stock combination, reverse stock split or other similar transaction, except as may be required to maintain the listing of the Class A Common Stock on an eligible market, without the prior written consent of the Required Holders (as defined in the SPA). The SPA requires Longfin to reimburse the Investor for all reasonable costs and expenses incurred by the Investor or its affiliates in connection with the structuring, documentation, negotiation and closing of the Financing. Longfin will use the net proceeds from the sale of the Notes and the Investor Warrant for general corporate purposes.

On or prior to the closing of the Financing, Longfin expects to obtain the approval of its stockholders representing a majority of its outstanding Class A common stock and Class B common stock of resolutions providing for the issuance of all of the Notes, the Investor Warrant, and the shares of Longfin Class A Common Stock convertible pursuant to the Notes or exercisable pursuant to the Investor Warrant (collectively, the “Securities”) in accordance with Nasdaq Listing Rule 5635 (the “Financing Stockholder Approval”).  Following such closing, the Company will file with the Securities and Exchange Commission an Information Statement on Schedule 14C  regarding notification to its stockholders of such approval and matters relating thereto.

The Notes

 Principal Amount

 The aggregate principal amount of the Notes will be $52,700,000.

Maturity Date

Unless earlier converted or redeemed, the Notes mature 18 months from the Closing Date.

 Interest and Payment of Interest

The Notes are being issued at a 12% original issue discount shall not bear interest unless and until an Event of Default has occurred, in which event the Notes will bear interest at a rate of 18% (the “Default Rate”). Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months.  Accrued and unpaid interest is payable by way of inclusion of such interest in the Conversion Amount or upon any redemption or any required payment upon any Bankruptcy Event of Default. Interest shall cease to accrue on the calendar day immediately following the date of cure.

Amortization of Principal

The Notes provide that the Company will repay the principal amount of Notes in equal monthly installments beginning three (3) months after the original date of issuance (each a “Installment Date”). On each Installment Date, assuming the equity conditions described below are met, the installment payment shall be converted into shares of Class A Common Stock, provided however that the Company may elect prior to any Installment Date to pay all or a portion of the installment amount in cash.

With respect to any given date of determination, the “Equity Conditions” include:

(i) on each day during the previous thirty (30) calendar days the shares of Class A Common Stock into which such Notes are convertible (the “Underlying Securities”) shall be registered for resale pursuant to one or more registration statements filed with the SEC pursuant to the Registration Rights Agreement or eligible for sale pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”);

(ii) on each day during such thirty (30) day period (or such other period as set forth in the Notes) (the “Equity Conditions Measuring Period”), the Common Stock (including all Underlying Securities) is listed or designated for quotation on an eligible market and, subject to limited exceptions, shall not have been suspended from trading on an eligible market nor shall delisting or suspension by an eligible market have been threatened or reasonably likely to occur or pending;

(iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Notes on a timely basis and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other transaction documents;

(iv) any shares of Common Stock to be issued in connection with the event requiring determination (or otherwise issuable pursuant to the terms of the Note) may be issued in full without violating the rules or regulations of the eligible market on which the Common Stock is then listed or designated for quotation (as applicable);

(v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction (as defined in the Notes) shall have occurred which has not been abandoned, terminated or consummated;

(vi) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any registration statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of Registrable Securities in accordance with the terms of the Registration Rights Agreement or (2) any Registrable Securities to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants) and no Current Information Failure exists or is continuing;

(vii) the holder of the Note shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like;

(vii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any transaction document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any transaction document;

 (viii) as of such applicable date of determination , (A) the aggregate daily dollar trading volume of the Class A Common Stock during the twenty (20) Trading Day period ending on the trading day immediately preceding such date of determination, is more than $1 million or (B) the volume-weighted average price of the Common Stock on any trading day during the twenty (20) trading day period ending on the trading day immediately preceding such date of determination is more than  $15.00 (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the subscription date);

(ix) on the applicable date of determination (A) while any of the Notes remain outstanding the Company has a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes a number of shares of Common Stock equal to at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (the “Required Reserve Amount”), and all shares of Common Stock to be issued in connection with the event requiring this determination (or otherwise issuable pursuant to the terms of the Note) are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or otherwise issuable pursuant to the terms of the Note) may be issued in full without resulting in the Company’s failure to maintain the Required Reserve Amount;

(x) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default (as described below) or an event that with the passage of time or giving of notice would constitute an Event of Default; and

(xi) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an eligible market.

The Company may elect to pay each monthly amortization amount, in whole or in part, in cash at an amortization price equal to 105% of the such portion of the monthly amortization amount elected to be paid in cash or by that number of shares of Common Stock equal to (a) such portion of the monthly amortization amount to be paid in shares of Common Stock divided by (b) the lesser of (i) the then existing conversion price and (ii) the greater of (x) the Floor Price (as defined below) and (y) the Amortization Market Price (as defined below), provided that on each such date (1) the Company meets standard equity conditions, (2) all shares of Common Stock delivered in satisfaction of such Share Amortization Amount are delivered without restrictive legends and are immediately eligible for resale without restriction or limitation and (3) if the Amortization Market Price is less than the Floor Price, the Company makes a concurrent cash payment to such Investor reflecting the cash value of the applicable Note corresponding to such portion of the Amortization Market Price below such Floor Price.  The Company shall make such election no later than the twenty-first (21st) trading day immediately prior to the applicable amortization date.

The price at which the Company will convert the installment amounts is equal to the lowest of (i) the then prevailing conversion price as described below and (ii) initially 88% of the arithmetic average of the lower of (x) the two lowest daily weighted average prices of the Common Stock during the ten (10) consecutive trading day period ending on the trading day immediately preceding the Installment Date and (y) the weighted average price of the Common Stock on the trading day immediately preceding the Installment Date; provided that the amount determined in this clause (ii) shall in no event be less than $8.00 (such lowest amount the “Amortization Market Price”).  In the event such amount is less than $8.00, the Company is obligated to make a concurrent cash payment reflecting the cash value of the applicable Note corresponding to such portion of the amount determined in clause (ii) is below $8.00.

Any holder of a Note may by notice to the Company accelerate up to three future installment payments to any applicable Installment Date, in which case the Company will deliver shares of Common Stock for the conversion of such accelerated payments. The holder of a Note may also by notice to the Company defer any installment payment to a later Installment Date.

 Conversion of the Notes

The Conversion Price shall be equal to the lower of (x) the volume weighted average prices (“VWAP”) of the Class A Common Stock on the trading day immediately prior to the conversion date, (y) the average of the VWAP for two lowest trading days during the ten (10) consecutive trading days ending on the trading day immediately prior to the conversion date payment date (such price, the “Variable Conversion Price”) and (z) $38.5493 (the “Fixed Conversion Price”), subject to adjustment, including full ratchet anti-dilution upon the issuance of any shares of Common Stock or securities convertible into shares of Common Stock below the then-existing Fixed Conversion Price.  Anti-dilution adjustments to the conversion price of the Notes shall be downward only. Customary exceptions apply including stock options issued to employees.

Beneficial Ownership Limitations on Conversion and Issuance

In addition to the conversion limitations described above, the Notes may not be converted and shares of Longfin Common Stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the Investor together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of Longfin Class A Common Stock and Class B Common Stock. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to Longfin. In addition, the Notes may not be converted and shares of Longfin Common Stock may not be issued under the Notes if such conversion or issuance would be in excess of that amount permitted under the rules of the NASDAQ Capital Market prior to receipt of stockholder approval of the Financing.

Covenants

The Company will make certain negative covenants in the Notes, pursuant to which the Company agrees not to, and will cause each of its subsidiaries not to: (a) incur or guarantee, assume or suffer to exist any indebtedness, other than permitted indebtedness; (b) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets of the Company or any of its subsidiaries other than permitted liens; (c) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness other than the Notes if at the time such payment is due or is otherwise made or, after giving effect to such payment, an Event of Default has occurred and is continuing; (d) redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock; (e) permit any indebtedness of the Company or its subsidiaries to mature or accelerate prior to the ninety-one (91) calendar day anniversary of the maturity date; (f) make any changes in the nature of its business nor modify the Company’s or any of its subsidiaries’ corporate structure or purpose; or (g) issue any Notes or any other securities that would cause a breach or default under the Notes or the Investor Warrants.

The Company will make certain affirmative covenants in the Notes, pursuant to which the Company agrees to, and will cause each of its subsidiaries to: (a) maintain and preserve its existence, rights and privileges, and become or remain, and cause each of its subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; (b) maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder; and (c) maintain all of its intellectual property rights that are necessary or material to the conduct of its business.

Events of Default

The Notes contain standard and customary Events of Default including but not limited to: (i) failure to register Longfin Class A Common Stock within certain time periods or failure to keep the registration statement effective as required by the Registration Rights Agreement; (ii) failure to maintain the listing of Longfin Class A Common Stock; (iii) failure to make payments when due under the Notes; (iv) breaches of covenants and (iv) bankruptcy or insolvency.

Following an Event of Default, the Investor may require Longfin to redeem all or any portion of the Notes. The redemption amount may be paid in cash or with shares of Longfin Common Stock, at the election of the Investor, at a price equal to the Event of Default Redemption Price.

Longfin must immediately redeem the Notes in cash upon the occurrence of a Bankruptcy Event of Default.

The Event of Default Redemption Price will be computed as a price equal to the greater of (i) 130% of the principal, interest and late charges to be redeemed and (ii) the product of (X) the principal, interest and late charges to be redeemed divided by the Conversion Price multiplied by (Y) the product of (1) 130% multiplied by (2) the greatest Closing Sale Price of Longfin Common Stock on any Trading Day during the period commencing on the date preceding such Event of Default and ending on the date Longfin makes the entire payment required to be made under the Notes.

 Fundamental Transactions

 The Notes will prohibit Longfin from entering into specified transactions involving a change of control unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, assumes in writing all of Longfin’s obligations under the Notes. The transactions contemplated under the Purchase Agreement shall not be deemed, either individually or collectively, as a “Fundamental Transaction” under the Notes.

 New Debt

With the exception of Permitted Indebtedness, Longfin will agree that for a period of 90 days following payment in full of the Notes, it will not incur any other debt.

 Investor Warrant

In addition to the Notes, Longfin will issue a 5-year warrant to the Investor on the Closing Date (the “Investor Warrant”) for the purchase of 55% of the shares of Class A Common Stock that would be issuable upon full conversion of the Notes immediately following the Closing Date (the “Warrant Shares”), at an exercise price of $38.5493 per share, the number of Warrant Shares and exercise price each being subject to adjustment provided under the Investor Warrant. If, after the six-month anniversary of the issuance date of the Investor Warrant, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Investor, then the Investor Warrant may also be exercised, in whole or in part, by means of a “cashless exercise”. The Investor Warrant may not be exercised if, after giving effect to the exercise the Investor, together with its Attribution Parties (as defined in the Investor Warrant), would beneficially own in excess of 9.99% of the number of shares of Longfin Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to Longfin. In addition, the Warrants may not be exercised and shares of Longfin Common Stock may not be issued under the Warrants if such exercise or issuance would be in excess of that amount permitted under the rules of the NASDAQ Capital Market prior to receipt of stockholder approval of the Financing.   In addition, initially only approximately 144,043 Warrants may be exercised by the Investor, which amount shall be increased upon each Investor prepayment under the Investor Notes.

On or after the date of the SPA (the “Subscription Date”), if Longfin issues or sells common stock, or convertible securities or options issuable or exchangeable into Longfin Class A Common Stock (a “New Issuance”), under which such common stock is sold for a consideration per share less than the exercise price then in effect, the exercise price of the Investor Warrant will be adjusted to the New Issuance price in accordance with the formulas provided in the Investor Warrant. Upon any adjustment to the exercise price, the number of Warrant Shares that may be purchased upon exercise of the Investor Warrant will be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of Warrant Shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment. In addition, if Longfin sells Variable Price Securities (as defined in the Investor Warrant) after the Subscription Date, the Investor will have a right to substitute the Variable Price (as defined in the Investor Warrant) for the exercise price under the Investor Warrant.

Registration Rights Agreement

Under the terms of a Registration Rights Agreement that will be entered into with the Investor on the Closing Date, Longfin is required to register for resale the shares of common stock that are issuable upon conversion of the Notes or upon exercise of the Investor Warrant plus an additional number of shares so that the total number of shares of common stock registered equals 150% of (i) the sum of the maximum number of shares issuable upon conversion of the Notes and (ii) the sum of the maximum number of shares issuable upon exercise of the Investor Warrant. The Registration Rights Agreement requires Longfin to file the registration statement within 60 days after the Closing Date and to have the registration statement declared effective 90 days after the Closing Date (or 150 days after the Closing Date if the registration statement is subject to review by the SEC).

The Registration Rights Agreement provides for the payment of liquidated damages of 2% of the product of (x) the number of shares of common stock required by the Registration Rights Agreement to be included in the registration statement and (y) the Closing Sale Price as of the Trading Day immediately prior to the date a Registration Delay Payment, defined as the failure to file the registration statement in the time required, the failure to have the registration statement declared effective in the time required, the failure to maintain the effectiveness of the registration statement or the failure to keep current public information in the marketplace.

Longfin is required to keep the registration statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which the Investor may sell all of the common stock issuable pursuant thereto without restriction pursuant to Rule 144 or (ii) the date on which all of the common stock covered by the registration statement shall have been sold.

Investor Note

The Investor Note will be issued pursuant to an Investor Note Purchase Agreement between the Company and the Investor and be payable in full thirty years from the date of issuance (the “Closing Date”). The Investor’s obligation to pay Longfin the Investor Note Principal pursuant to the Investor Note is to be secured by $42,604,058.82, in the aggregate, in cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country or securities issued by a special purpose acquisition company. Longfin will receive the applicable portion of the Investor Note Principal then due upon each voluntary or mandatory prepayment of the Investor Note. The Investor may, at its option and at any time, voluntarily prepay the Investor Note, in whole or in part. The Investor Note is also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

(1) Mandatory Prepayment upon Conversion of Notes – At any time (i) if Longfin receives a conversion notice from the Investor in which all, or any part of the Notes to be converted included any Restricted Principal (as defined herein), and (ii) the Investor receives a confirmation from Longfin’s transfer agent that it has been irrevocably instructed by Longfin to deliver to the Investor the shares of Longfin Common Stock to be issued pursuant to the conversion notice.

 (2) Mandatory Prepayment upon Mandatory Prepayment Notices – Longfin may require the Investor to prepay the Investor Note by delivering a mandatory prepayment notice to the Investor, subject to (i) the satisfaction of certain equity conditions, and (ii) the Investor’s receipt of a valid written notice by Longfin electing to effect a mandatory conversion of Restricted Principal (defined as $21.3 million on the 45th day following the resale eligibility date and an additional $21.3 million on the 165th day following such date).

The Investor Note also contains certain optional offset rights of Longfin and the Investor, which if exercised, would reduce the amount outstanding under the Notes and the Investor Note by the same amount and, accordingly, the cash proceeds received by Longfin from the Investor pursuant to the Financing.

Master Netting Agreement

The Company and the Investor will enter into a master netting agreement (the “Master Netting Agreement”) for the purpose of clarifying for each party its right to net obligations that may arise under the Purchase Agreement, the Investor Notes and the Series B Notes (collectively, the “Underlying Agreements”) upon the occurrence of certain events, including as described above.

Voting and Lockup Agreement

As a condition to closing the Financing, Venkat Meenavalli, the Chief Executive Officer and Chairman of the Board of Longfin, who owns approximately 54% of the issued and outstanding Longfin Class A Common Stock and Class B Common Stock and Stampede Capital Limited who owns approximately 37% of the issued and outstanding Class A Common Stock and Class B Common Stock (collectively, the “Principal Stockholders”), will execute a Voting and Lockup Agreement with Longfin. Pursuant to the Voting and Lockup Agreement, the Principal Stockholders agree to vote in favor of Longfin’s issuance of the Securities. The Voting and Lockup Agreements also requires that, for a period beginning on the Closing Date and ending on the date when all of the principal outstanding under the Notes issued to the Investor consists of Restricted Principal thereunder, the Principal Stockholders will not (i) dispose of or agree to dispose of, directly or indirectly, any securities of Longfin, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of Longfin owned directly by the Principal Stockholders (including holding as a custodian) or (iii) permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, or limitation on such Principal Stockholder’s voting rights, charge or other encumbrance of any nature with respect to such Principal Stockholder’s securities in Longfin or (iv) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Principal Stockholders’ securities in Longfin or (v) directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

Placement Agent Warrants

 As partial payment for its placement agent services, Joseph Gunnar & Co. LLC (“Gunnar”) will receive 5-year warrants (the “Placement Agent Warrants”) for the purchase of10% of the number of shares of Longfin Class A Common Stock into which the unrestricted principal of the Notes becomes convertible (the “Gunnar Warrant Shares”), as and when applicable, at an exercise price equal to the exercise price of the Warrants. If, after the first anniversary of the applicable issuance date of such Placement Agent Warrants, there is no effective registration statement registering, or no current prospectus available for, the resale of the Gunnar Warrant Shares by Gunnar, then the Placement Agent Warrants may also be exercised, in whole or in part, by means of a “cashless exercise”. The Placement Agent Warrants may not be exercised if, after giving effect to the exercise Gunnar, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Longfin Common Stock outstanding immediately after giving effect to the issuance of the Gunnar Warrant Shares. Upon not less than 61 days’ prior notice to Longfin, Gunnar may increase or decrease the ownership limitation, provided that the ownership limitation in no event exceeds 9.99% of the number of shares of Longfin Common Stock outstanding immediately after giving effect to the issuance of the Gunnar Warrant Shares. In addition, the Placement Agent Warrants may not be exercised and shares of Longfin Common Stock may not be issued under the Placement Agent Warrants if such exercise or issuance would be in excess of that amount permitted under the rules of the NASDAQ Capital Market prior to receipt of stockholder approval of the Financing.   In addition, initially only approximately 26,190 Placement Agent Warrants may be exercised by the Placement Agent, which amount shall be increased upon each Investor prepayment under the Investor Notes.

Gunnar will also receive 10% of the gross cash proceeds actually received by Longfin pursuant to payments by the Investor under the Notes and the Investor Note.

 Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

 Item 3.02.     Unregistered Sales of Equity Securities.

 The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Notes to be issued by Longfin.
4.2	Form of Investor Note to be issued by the Investor.
4.3	Form of Investor Warrant.
4.4	Form of Placement Agent Warrant
10.1	Securities Purchase Agreement, dated January 22, 2018, by and between Longfin and the Investor.
10.2	Form of Master Netting Agreement.
10.3	Form of Investors’ Note Purchase Agreement.
10.4	Form of Registration Rights Agreement.
10.5	Form of Placement Agency Agreement
10.6	Form of Voting and Lockup Agreement
99.1	Press Release issued on January 23, 2018

15499311.2 229943-10001	2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2018

LONGFIN CORP.

By: /s/ Venkata S. Meenavalli Name: Venkata S. Meenavalli Title: Chief Executive Officer

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